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                                                                 Exhibit 10.(k)

          INDEMNIFICATION AGREEMENT dated as of August 25, 1995, between CACOMM, INC., a Delaware corporation (the "Company"), and MAGNAVISION CORPORATION, a Delaware corporation ("Holdings"), IBJS CAPITAL CORPORATION, a Delaware corporation ("IBJSCC"), IBJ SCHRODER BANK & TRUST COMPANY, a Delaware corporation ("IBJS") and KOCO CAPITAL COMPANY, L.P., a Delaware limited partnership ("Koco" together with IBJSCC and IBJS each, an "Investor" and collectively, the "Investors").

                    Pursuant to that certain Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement"), among MagnaVision Corporation ("MagnaVision") and Holdings and the Investors, the Investors have agreed to purchase Notes and Warrants from MagnaVision and Holdings. The Company is the registered owner of approximately 70 percent of the outstanding capital stock of Holdings (the "Common Stock"). In consideration of the Investors entering into the Securities Purchase Agreement, the Company has agreed to indemnify each of the Investors and Holdings from certain losses.

                    NOW, THEREFORE, the parties hereto hereby agree as follows:

                      1. Indemnification.

                        (a)The Company shall indemnify and hold harmless each Investor and Holdings from and against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, the "Costs"), actually and reasonably incurred by an Investor or Holdings arising from or relating to any one or both of the following events (the "Indemnification Events"):

                           (i) any claims, including, without limitation,
               claims by financial consultants and investments banks, asserted against Holdings, MagnaVision or the Investors arising out of or in connection with an option, warrant or other right exercisable by such claimant for capital stock of Holdings or MagnaVision, which right was not disclosed to the Investors on Schedule 4.3(b) to the Securities Purchase Agreement; or

                            (ii) any claims asserted against Holdings,
               MagnaVision or an Investor arising out of or in connection with (A) Midlantic

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               Bank's agreement to sell the Holdings shares owned by George
               Callas to Finial Investment Corporation, pursuant to an agreement dated June 23, 1995, and (B) the rights exercised by George Callas, dated July 12, 1995, pursuant to a June 27, 1994, letter agreement between George Callas and Midlantic Bank.

                        (b) The Company shall reimburse each Investor for the Costs incurred by it upon presentment to the Company of appropriate documentation thereof.

                        (c) If as a result of any Indemnification Event Holdings is required to issue any shares of its Common Stock or any option or warrant to purchase shares of its Common Stock, the Company shall contribute to Holdings for no consideration that number of shares of Common Stock required to be issued including upon exercise of any such option or warrant.

                       2. Assumption of Defense.

                    Upon notification in writing by the Investors or Holdings of an actual or threatened Indemnification Event, the Company shall have the right and option to assume the defense of such claim by notifying such Investor or Holdings of its decision within 20 Business Days of receipt of such notice and by specifically acknowledging its obligation to indemnify the Investors and Holdings with respect to such Indemnification Event. Upon such assumption, the Company will consult with the Investors and Holdings with respect to the defense of such claim.

                       3. Counterparts.

                    This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                       4. Descriptive Headings.

                    Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                       5. Modification.

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                    This Agreement shall not be altered or otherwise
          amended except pursuant to an instrument in writing signed by each of the parties hereto.

                       6. Notices.

                    All notices, requests or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier guaranteeing next day delivery or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



           (i)                   if to the Company, to:

            Cacomm, Inc.
            1725 Highway 35 South
            Wall Township, New Jersey 07719
            Attention:  Nicholas Mastrorilli, Sr.
            Telecopier: (908) 974-1106



            (ii)                if to Holdings, to:

            MagnaVision Corporation
            1725 Highway 35 South
            Wall Township, New Jersey  07719
            Attention:  Nicholas Mastrorilli, Sr.
            Telecopier: (908) 974-1106

            with a copy to:

            Zimet, Haines, Friedman & Kaplan
            460 Park Avenue
            New York, New York  10022
            Attention:   Stephen M. Fields, Esq.
            Telecopier:  (212) 223-1151



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          (iii)               if to IBJSCC or IBJS, to:

          IBJS Capital Corporation
          One State Street
          New York, New York 10004
          Attention:  Paul Echausse
          Telecopier: (212) 952-1629

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York  10112
          Attention:   Howard M. Bergtraum, Esq.
          Telecopier:  (212) 408-2420


          (iv)                if to Koco, to:

          Koco Capital Company, L.P.
          111 Radio Circle
          Mt. Kisco, New York  10549
          Attention:    Albert Pastino
          Telecopier:   (914) 241-7476
                                 with a copy to:


          Brownstein, Hyatt, Farber & Strickland
          410 Seventeenth Street
          Denver, CO  80202
          Attention:  Steven Siegel, Esq.
          Telecopier:  (303) 623-1956

          All such notices, requests and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing. As used herein, "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

                      7. Governing Law.

                    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law

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          provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                      8. No Third Party Beneficiaries; Successors and
                         Assigns.

                    Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors, permitted assigns, representatives, heirs and estate, as the case may be. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by either party without the prior written consent of the other party hereto.

                      9. Entire Agreement.

                    This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings between the parties with respect thereto.

                       10. Waiver of Jury Trial.

                    Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
                                       *1



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                    IN WITNESS WHEREOF, each of the undersigned has duly
          executed this Indemnification Agreement as of the date first above written.

                                             CACOMM, INC.





                                             By:

                                                  Name:
                                                  Title:



                                             MAGNAVISION CORPORATION





                                             By:

                                                  Name:
                                                  Title:


                                             IBJS CAPITAL CORPORATION





                                             By:

                                                  Name:
                                                  Title:


                                             IBJ SCHRODER BANK & TRUST
                                             COMPANY





                                             By:

                                                  Name:
                                                  Title:


                                             KOCO CAPITAL COMPANY, L.P.



                                                  By:  Kisco Capital
             Corporation, its

                                                         General Partner


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                                             By:

                                                  Name:   Albert Pastino
                                                  Title: